EXHIBIT 99.1
NEWS RELEASE

Ducommun Reports Results for the
Second Quarter Ended July 1, 2017
Revenue Growth; Strong Backlog; Poised for Sales Acceleration
SANTA ANA (August 3, 2017) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended July 1, 2017.
Second Quarter 2017 Highlights

•	Revenue of $140.9 million

•	Net income of $3.8 million, or $0.33 per diluted share

•	Adjusted EBITDA of $13.6 million

•	Backlog of $611 million
“The Ducommun team has made a concerted effort to significantly improve performance to our customers and set the stage for future growth, along with long-term margin expansion,” said Stephen G. Oswald, president and chief executive officer. “While further steps are clearly needed to take Ducommun to where I know it can go, I’m pleased with the revenue growth this quarter - both sequentially and year-over-year - as well as our robust backlog of $611 million, which now includes $337 million of commercial aerospace bookings. At the same time, the Company invested $9 million in the business during the quarter, primarily in our titanium centers of excellence, which will serve future requirements for Boeing, Airbus, and Gulfstream. Overall, I think we are well on our way to transforming Ducommun into a faster-growing, better performing enterprise, and we will continue to take decisive steps this year to position us for 2018 and beyond.”
Second Quarter Results
Net revenue for the second quarter of 2017 was $140.9 million compared to $133.4 million for the second quarter of 2016. The year-over-year increase was primarily due to the following:

•
$17.6 million higher revenue in the Company’s military and space end-use markets mainly driven by increased demand, which favorably impacted the Company’s helicopter, fixed-wing, and missile platforms; partially offset by

•	$7.7 million lower revenue in the Company’s commercial aerospace end-use markets, reflecting the winding down of a regional jet program and continued softness in demand in the business jet market; and

•	$2.4 million lower revenue in the Company’s industrial end-use markets.
Net income for the second quarter of 2017 was $3.8 million, or $0.33 per diluted share, compared to $3.9 million, or $0.34 per diluted share, for the second quarter of 2016. The year-over-year decrease was primarily due to the following:

•	$0.8 million higher selling, general, and administrative (“SG&A”) expense mainly due to higher compensation and benefit costs; partially offset by

•	$0.7 million of lower income tax expense.
Gross profit for the second quarter of 2017 was $26.2 million, or 18.6% of revenue, compared to gross profit of $26.2 million, or 19.6% of revenue, for the second quarter of 2016. The decrease in gross margin percentage year-over-year was primarily due to unfavorable product mix, partially offset by higher manufacturing volume.

Operating income for the second quarter of 2017 was $6.5 million, or 4.6% of revenue, compared to $7.3 million, or 5.4% of revenue, in the comparable period last year. The year-over-year decrease was primarily due to higher SG&A expense mainly due to higher compensation and benefit costs.
Interest expense was essentially flat at $1.9 million in both the second quarter of 2017 and 2016, as the favorable impact of a lower outstanding term loan balance was offset by the higher utilization of the revolving credit facility during the current three month period.
Adjusted EBITDA for the second quarter of 2017 was $13.6 million, or 9.6% of revenue, compared to $13.7 million, or 10.3% of revenue, for the comparable period in 2016.
During the second quarter of 2017, the Company generated $3.0 million of cash flow from operations compared to $6.6 million during the second quarter of 2016. The year-over-year decrease reflects an increase in accounts receivable, partially offset by higher accounts payable.
The Company’s firm backlog as of July 1, 2017 was $611 million compared to $581 million as of April 1, 2017.
Structural Systems
Structural Systems segment net revenue for the current-year second quarter was $59.1 million, compared to $60.7 million for the second quarter of 2016. The year-over-year decrease was primarily due to the following:

•
$5.0 million lower revenue within the Company’s commercial aerospace end-use markets mainly due to the winding down of a regional jet program and continued softness in demand in the business jet market; partially offset by

•	$3.4 million higher revenue within the Company’s military and space end-use markets due to increased demand, which favorably impacted the Company’s helicopter platforms.
Structural Systems segment operating income for the current-year second quarter was $2.0 million, or 3.5% of revenue, compared to $4.7 million, or 7.8% of revenue, for the second quarter of 2016. The year-over-year decrease was primarily due to lower manufacturing volume and the impact of new program development.
Electronic Systems
Electronic Systems segment net revenue for the current-year second quarter was $81.8 million, compared to $72.7 million for the second quarter of 2016. The year-over-year increase was primarily due to the following:

•
$14.2 million higher revenue within the Company’s military and space end-use markets mainly due to higher demand, which favorably impacted the Company’s helicopter, fixed-wing, and missile platforms; partially offset by

•	$2.7 million lower revenue within the Company’s commercial aerospace end-use markets mainly due to continued softness in demand in the business jet market; and

•	$2.4 million lower revenue in the Company’s industrial end-use markets.
Electronic Systems’ segment operating income was $8.8 million, or 10.8% of revenue, for the second quarter of 2017 compared to $6.8 million, or 9.3% of revenue, for the comparable quarter in 2016. The year-over-year increase was primarily due to higher manufacturing volume, partially offset by unfavorable product mix.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2017 were $4.4 million, or 3.1% of total Company revenue, compared to $4.2 million, or 3.2% of total Company revenue, for the comparable quarter in the prior year. The increase in CG&A expenses was primarily due to higher compensation and benefit costs.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s president and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held today, August 3, 2017 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is

52256455. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 52256455.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).

Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, and gain on divestitures).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	July 1, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$7,372	$7,432
Accounts receivable, net	81,965	76,239
Inventories	129,398	119,896
Production cost of contracts	12,673	11,340
Other current assets	10,438	11,034
Total Current Assets	241,846	225,941
Property and equipment, Net	110,788	101,590
Goodwill	82,554	82,554
Intangibles, net	97,155	101,573
Non-current deferred income taxes	286	286
Other assets	3,143	3,485
Total Assets	$535,772	$515,429
Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$—	$3
Accounts payable	71,659	57,024
Accrued liabilities	25,814	29,279
Total Current Liabilities	97,473	86,306
Long-term debt, less current portion	169,627	166,896
Non-current deferred income taxes	31,895	31,417
Other long-term liabilities	17,837	18,707
Total Liabilities	316,832	303,326
Commitments and contingencies
Shareholders’ Equity
Common stock	113	112
Additional paid-in capital	77,670	76,783
Retained earnings	147,225	141,287
Accumulated other comprehensive loss	(6,068)	(6,079)
Total Shareholders’ Equity	218,940	212,103
Total Liabilities and Shareholders’ Equity	$535,772	$515,429

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net Revenues	$140,938	$133,437	$277,235	$275,585
Cost of Sales	114,747	107,222	226,117	222,401
Gross Profit	26,191	26,215	51,118	53,184
Selling, General and Administrative Expenses	19,720	18,949	40,547	41,625
Operating Income	6,471	7,266	10,571	11,559
Interest Expense	(1,907)	(1,935)	(3,500)	(4,334)
Gain on Divestitures	—	—	—	18,815
Income Before Taxes	4,564	5,331	7,071	26,040
Income Tax Expense	741	1,470	1,133	8,629
Net Income	$3,823	$3,861	$5,938	$17,411
Earnings Per Share
Basic earnings per share	$0.34	$0.35	$0.53	$1.56
Diluted earnings per share	$0.33	$0.34	$0.51	$1.55
Weighted-Average Number of Common Shares Outstanding
Basic	11,237	11,155	11,253	11,127
Diluted	11,491	11,264	11,556	11,245

Gross Profit %	18.6%	19.6%	18.4%	19.3%
SG&A %	14.0%	14.2%	14.6%	15.1%
Operating Income %	4.6%	5.4%	3.8%	4.2%
Net Income %	2.7%	2.9%	2.1%	6.3%
Effective Tax Rate	16.2%	27.6%	16.0%	33.1%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended					Six Months Ended
	% Change	July 1, 2017	July 2, 2016	% of Net Revenues 2017	% of Net Revenues 2016	% Change	July 1, 2017	July 2, 2016	% of Net Revenues 2017	% of Net Revenues 2016
Net Revenues
Structural Systems	(2.6)%	$59,112	$60,694	41.9%	45.5%	(6.4)%	$116,687	$124,711	42.1%	45.3%
Electronic Systems	12.5%	81,826	72,743	58.1%	54.5%	6.4%	160,548	150,874	57.9%	54.7%
Total Net Revenues	5.6%	$140,938	$133,437	100.0%	100.0%	0.6%	$277,235	$275,585	100.0%	100.0%
Segment Operating Income
Structural Systems		$2,049	$4,730	3.5%	7.8%		$4,681	$7,454	4.0%	6.0%
Electronic Systems		8,820	6,782	10.8%	9.3%		15,924	13,169	9.9%	8.7%
		10,869	11,512				20,605	20,623
Corporate General and Administrative Expenses (1)		(4,398)	(4,246)	(3.1)%	(3.2)%		(10,034)	(9,064)	(3.6)%	(3.3)%
Total Operating Income		$6,471	$7,266	4.6%	5.4%		$10,571	$11,559	3.8%	4.2%
Adjusted EBITDA
Structural Systems
Operating Income		$2,049	$4,730				$4,681	$7,454
Depreciation and Amortization		2,307	1,775				4,659	3,832
		4,356	6,505	7.4%	10.7%		9,340	11,286	8.0%	9.0%
Electronic Systems
Operating Income		8,820	6,782				15,924	13,169
Depreciation and Amortization		3,439	3,668				6,862	7,429
		12,259	10,450	15.0%	14.4%		22,786	20,598	14.2%	13.7%
Corporate General and Administrative Expenses (1)
Operating loss		(4,398)	(4,246)				(10,034)	(9,064)
Depreciation and Amortization		2	33				9	70
Stock-Based Compensation Expense		1,342	985				3,164	1,985
		(3,054)	(3,228)				(6,861)	(7,009)
Adjusted EBITDA		$13,561	$13,727	9.6%	10.3%		$25,265	$24,875	9.1%	9.0%
Capital Expenditures
Structural Systems		$7,580	$4,540				$12,768	$6,594
Electronic Systems		1,030	407				2,463	754
Corporate Administration		648	—				648	—
Total Capital Expenditures		$9,258	$4,947				$15,879	$7,348

(1)	Includes costs not allocated to either the Structural Systems or Electronic Systems operating segments.